EXHIBIT 1.1
Execution Version

Summit Midstream Partners, LP
9,000,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
March 11, 2014
BARCLAYS CAPITAL INC.
As Representative of the several
Underwriters named in Schedule I attached hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”) and Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (the “Selling Unitholder”), propose to sell an aggregate of 9,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”). Of the 9,000,000 Firm Units, 5,300,000 are being sold by the Partnership and 3,700,000 are being sold by the Selling Unitholder. In addition, the Selling Unitholder proposes to grant to the Underwriters an option to purchase up to 1,350,000 additional Common Units on the terms set forth in Section 3 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership and the Selling Unitholder by the Underwriters.
The Partnership, Summit Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Summit Midstream Holdings, LLC, a Delaware limited liability company (“Summit Midstream”), are referred to collectively herein as the “Partnership Parties.” Summit Midstream, DFW Midstream Services LLC, a Delaware limited liability company (“DFW”), Grand River Gathering, LLC, a Delaware limited liability company (“Grand River”), and Bison Midstream, LLC, a Delaware limited liability company (“Bison”), are referred to collectively herein as the “Operating Subsidiaries.” The Partnership Parties and the Operating Subsidiaries are referred to collectively herein as the “Partnership Entities.”
The Partnership has entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of March 8, 2014, with the Selling Unitholder, and Red Rock Gathering Company, LLC, a Delaware limited liability company and wholly owned subsidiary of the Selling Unitholder (“Red

Rock”), pursuant to which certain equity interests in Red Rock will be sold and assigned to the Partnership and contributed to Summit Midstream.
1.    Representations, Warranties and Agreements of the Partnership Parties. The Partnership Parties represent, warrant and agree that:
(a)Registration Statement. A registration statement on Form S-3 (File No. 333-191493) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representative (the “Representative”) of the Underwriters. As used in this Agreement:
(i)    “Applicable Time” means 8:00 p.m. (New York City time) on March 11, 2014;
(ii)    “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
(iii)    “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;
(iv)    “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Units;
(v)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus identified on Schedule IV hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;
(vi)    “Prospectus” means the final prospectus relating to the Units, including any prospectus supplement thereto relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and
(vii)    “Registration Statement” means collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

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Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. Any reference to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).
(b)No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
(c)Ineligible Issuer. The Partnership was not at the time of the initial filing of the Registration Statement, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 5), an “ineligible issuer” (as defined in Rule 405 under the Securities Act). The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Units.
(d)Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations of the Commission thereunder.
(e)No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material

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fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(g).
(f)No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(g). The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(g).
(h)No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(g). The information included in each Issuer Free Writing Prospectus listed in Schedule IV hereto does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Prospectus.

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(i)Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Partnership has retained in accordance with the Securities Act and the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Rules and Regulations. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the Rules and Regulations thereunder.
(j)Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.
(k)Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed, is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction (as set forth on Schedule VI) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, business or prospects of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all limited partnership or limited liability company power and authority, as the case may be, necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the Operating Subsidiaries and Summit Midstream Finance Corp., a Delaware corporation (“Summit Finance”).
(l)Power and Authority of General Partner. The General Partner has, and at each Delivery Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the most recent Preliminary Prospectus.
(m)Ownership of the General Partner. The Selling Unitholder owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (such

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agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “General Partner LLC Agreement”) and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Selling Unitholder owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for restrictions on transferability contained in the General Partner LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.
(n)Ownership of the General Partner Interest in the Partnership. The General Partner is, and at each applicable Delivery Date, will be, the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership (the “GP Interest”); the GP Interest has been, and on each Delivery Date will be, duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “Partnership Agreement”); and the General Partner owns the GP Interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.
(o)Ownership of the Incentive Distribution Rights. The General Partner owns all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.
(p)Ownership of the Sponsor Units. As of the date hereof, the Selling Unitholder owns 14,691,397 Common Units and 24,409,850 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units” and together with the Common Units owned by the Selling Unitholder, the “Sponsor Units”); and the Selling Unitholder owns all of the Sponsor Units free and clear of all Liens, except, in the case of any Sponsor Units that do not make up a portion of the Units, for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any or (ii) Liens permitted or arising under or in connection with that certain Amended and Restated Credit Agreement, dated February 28, 2014, among the Selling Unitholder, as Borrower, the lenders party thereto from time to time, and The Royal Bank of Scotland, plc, as administrative and collateral agent, as amended to date (the “Selling Unitholder Credit Agreement”).

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(q)Ownership of Summit Midstream. The Partnership owns a 100% membership interest in Summit Midstream; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Summit Midstream (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “Midstream LLC Agreement”) and are fully paid (to the extent required under the Midstream LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Midstream LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with that certain Second Amended and Restated Credit Agreement, dated November 1, 2013, among Summit Midstream, as borrower, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent (the “Revolving Credit Agreement”).
(r)Ownership of DFW. Summit Midstream owns 100% of the outstanding membership interests of DFW; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of DFW (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “DFW LLC Agreement”) and are fully paid (to the extent required under the DFW LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interests are owned free and clear of all Liens, except for (i) restrictions on transferability contained in the DFW LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.
(s)Ownership of Grand River. Summit Midstream owns a 100% membership interest in Grand River, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Grand River (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “Grand River LLC Agreement”) and is fully paid (to the extent required under the Grand River LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Grand River LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.
(t)Ownership of Bison. Summit Midstream owns a 100% membership interest in Bison, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Bison (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “Bison LLC

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Agreement” and, together with the Partnership Agreement, the General Partner LLC Agreement, the Midstream LLC Agreement, the DFW LLC Agreement and the Grand River LLC Agreement, the “Organizational Agreements”) and is fully paid (to the extent required under the Bison LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Bison LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.
(u)Duly Authorized and Validly Issued Units. At each applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(v)Capitalization of the Partnership. At the Applicable Time, the issued and outstanding partnership interests of the Partnership will consist of 29,079,866 Common Units, 24,409,850 Subordinated Units, the GP Interest and the Incentive Distribution Rights. All outstanding Common Units and Subordinated Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(w)No Other Subsidiaries. Other than the General Partner Interest, the Incentive Distribution Rights and the limited liability company interests and capital stock in the Operating Subsidiaries and Summit Finance, as applicable, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the Partnership’s 100% direct or indirect ownership of each of the Operating Subsidiaries and Summit Finance, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Summit Finance was formed for the sole purpose of being a co-issuer of the Partnership’s debt securities and has no operating assets.
(x)Conformity of Units to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement and the Pricing Disclosure Package and to be contained in the Prospectus.

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(y)No Equity Securities, Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement and the most recent Preliminary Prospectus, there are no profits interests or other equity interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreements, the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Except with respect to any such rights that have been effectively waived or as provided in the Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.
(z)Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and the Purchase Agreement and to perform its respective obligations hereunder and thereunder to the extent a party hereto or thereto. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units to be sold by the Partnership, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the most recent Preliminary Prospectus. At each Delivery Date, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members, partners or stockholders for the authorization, issuance, sale and delivery of the Units to be sold by the Partnership, and the consummation of any other transactions contemplated by this Agreement, shall have been validly taken.
(aa)Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.
(ab)Authorization, Execution, Delivery and Enforceability of the Purchase Agreement and the Organizational Agreements. The Purchase Agreement and the Organizational Agreements have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
(ac)No Conflicts. None of (i) the offering, issuance or sale of the Units to be sold by the Partnership as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership

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Parties, (iii) the execution, delivery and performance of the Purchase Agreement by the Partnership, (iv) the consummation of the transactions contemplated by this Agreement and the Purchase Agreement or (v) the application of the proceeds from the sale of the Units to be sold by the Partnership as described under “Use of Proceeds” in the most recent Preliminary Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Agreements, certificates of limited partnership or formation or conversion or other governing document of any of the Partnership Entities (collectively, the “Organizational Documents”), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Revolving Credit Agreement or the Selling Unitholder Credit Agreement) upon any property or assets of any of the Partnership Entities, except with respect to clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ad)No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering or sale of the Units to be sold by the Partnership as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the execution, delivery and performance of the Purchase Agreement by the Partnership, (iv) the consummation of the transactions contemplated by this Agreement and the Purchase Agreement or (v) the application of the proceeds from the sale of the Units to be sold by the Partnership as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made, (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on the consummation of the transactions contemplated by this Agreement, and (D) as described in the Registration Statement and the most recent Preliminary Prospectus.
(ae)No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or

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regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the cases of clause (ii) or (iii), would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(af)Financial Statements. The financial statements (including the related notes and supporting schedules) and other financial information included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus, has been derived from the accounting records of the Partnership Entities or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the most recent Preliminary Prospectus that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the most recent Preliminary Prospectus.
(ag)Independent Registered Public Accounting Firm. Deloitte & Touche LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries (including the related notes thereto), whose reports appear in the Registration Statement and the most recent Preliminary Prospectus, or are incorporated by reference therein, is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the Public Company Accounting Oversight Board.

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(ah)Books and Records. Each of the Partnership Parties and the Operating Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche, LLP, there were no material weaknesses in the internal controls of any Partnership Entity.
(ai)Disclosure Controls and Procedures. (i) Each of the Partnership Parties and the Operating Subsidiaries has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), and (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to the Partnership and the principal executive officer and principal financial officer of the General Partner to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.
(aj)No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche, LLP, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial information, or any material weaknesses in internal controls over financial reporting of the Partnership Entities or (B) any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the Partnership Entities’ internal control over financial reporting and (ii) there have been no changes in the Partnership Entities’ internal control over financial reporting that have materially affected or are reasonably likely to material affect the Partnership Entities’ internal controls over financial reporting.
(ak)Sarbanes-Oxley Act of 2002.     There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated in connection therewith

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or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.
(al)No Material Changes. Except as described in the Registration Statement and the most recent Preliminary Prospectus, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, none of the Partnership Entities has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the partnership or limited liability interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ capital, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(am)Title to Properties. Each of the Partnership Entities has good and indefeasible title to all real property owned in fee by the Partnership Entities (excluding easements or rights-of-way) and good title to all personal property owned by it, in each case free and clear of all Liens except (i) as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities or (iii) that arise under or are expressly permitted by the Revolving Credit Agreement and the Selling Unitholder Credit Agreement. All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Registration Statement and the most recent Preliminary Prospectus.
(an)Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, subject to the limitations described in the Registration Statement and the most recent Preliminary Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not

EXH 1.1-13

have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(ao)Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. No event has occurred that would prevent the Permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(ap)Intellectual Property. Each of the Partnership Entities owns, licenses or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has no reason to believe that the conduct of its business conflicts with, and has not received any notice of any claim of conflict with, any such rights of others.
(aq)Legal Proceedings. Except as disclosed in the Registration Statement or the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance by any Partnership Entity of this Agreement or the consummation of the transactions contemplated hereby; and to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
(ar)Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts (including the Purchase Agreement) and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Each such contract and other document is in full force and effect and

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(assuming that such contracts and documents constitute the legal, valid and binding obligation of the other persons party thereto) is valid and enforceable by and against the Partnership Entities, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect. The Partnership Parties have no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.
(as)Summaries of Law. Statements made in the most recent Preliminary Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, or legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations, and legal and governmental proceedings.
(at)Insurance. Each of the Partnership Entities carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of any of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.
(au)Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement and the most recent Preliminary Prospectus that is not so disclosed. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members.
(av)No Labor Dispute. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

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(aw)Environmental Compliance. (i) Each of the Partnership Entities is, and at all times prior hereto has been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or liability would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement and the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Entities, and (z) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws.
(ax)Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof (which returns are complete and correct in all material respects), subject to permitted extensions, and have timely paid all taxes due, and no tax deficiency has been determined adversely to the Partnership Entities, nor does any of the Partnership Parties have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be, asserted against the Partnership Entities that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ay)ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of

EXH 1.1-16

Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
(az)Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the most recent Preliminary Prospectus and the consolidated financial statements of the Partnership and the Predecessor included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects.
(ba)Investment Company. None of the Partnership Entities is, and as of each applicable Delivery Date, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
(bb)No Brokers. None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.
(bc)Other Sales. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
(bd)Stabilization. The Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

EXH 1.1-17

(be)NYSE Listing of Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.
(bf)Distribution of Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, none will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(i) or Section 6(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule IV hereto.
(bg)Anti-Corruption. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(bh)Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Entities, threatened.
(bi)OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(bj)Distribution Restrictions. None of the Operating Subsidiaries is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership.

EXH 1.1-18

(bk) EGC Status. From the time of initial filing of the Registration Statement through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(bl)XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(bm)FINRA Affiliations. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of the FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.
2.    The Selling Unitholder represents, warrants and agrees that:
a.Valid Title. The Selling Unitholder has, and immediately prior to any Delivery Date on which the Selling Unitholder is selling Units, the Selling Unitholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Units to be sold by the Selling Unitholder hereunder on such Delivery Date, free and clear of all Liens.
b.Irrevocability. The Units to be sold by the Selling Unitholder hereunder are subject to the interest of the Underwriters and the obligations of the Selling Unitholder hereunder shall not be terminated by any act of the Selling Unitholder, by operation of law or the occurrence of any other event.
c. Delivery of Units. Upon payment for the Units to be sold by such Selling Unitholder, delivery of such Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Units in the name of Cede or such other nominee and the crediting of such Units on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8‑105 of the UCC) to such Units), (i) DTC shall be a “protected purchaser” of such Units within the meaning of Section 8‑303 of the UCC, (ii) under Section 8‑501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Units and (iii) no action based on any “adverse claim,” within the meaning of Section 8‑102 of the UCC, to such Units may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Unitholder may assume that when such payment, delivery and crediting occur, (A) such Units will

EXH 1.1-19

have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s share registry in accordance with its certificate of limited partnership, the Partnership Agreement and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8‑102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
d.Ownership of the Selling Unitholder. Summit Midstream Partners, LLC, a Delaware limited liability company (“Summit Investments”), owns a 100% membership interest in the Selling Unitholder; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Selling Unitholder (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “Selling Unitholder LLC Agreement”) and is fully paid (to the extent required under the Selling Unitholder LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Summit Investments owns such membership interest free and clear of all Liens, except for (i) restrictions on transferability contained in the Selling Unitholder LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, or (ii) Liens arising under or in connection with the Selling Unitholder Credit Agreement.
e.Formation and Qualification of the Selling Unitholder. The Selling Unitholder has been duly formed, is validly existing and in good standing as a limited liability company under the laws of the State of Delaware.
f.Authority and Authorization. The Selling Unitholder has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Selling Unitholder has all requisite limited liability company power and authority to sell and deliver the Units to be sold by the Selling Unitholder, in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement and the most recent Preliminary Prospectus. At each Delivery Date, all limited liability company action required to be taken by the Selling Unitholder or its respective unitholders or members for the sale and delivery of the Units to be sold by the Selling Unitholder and the consummation of any other transactions contemplated by this Agreement shall have been validly taken.
g.Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement and the Purchase Agreement have been duly authorized and validly executed and delivered by or on behalf of the Selling Unitholder.
h.No Conflicts. None of (i) the offering or sale of the Units to be sold by the Selling Unitholder as described in the Registration Statement or the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement and the Purchase Agreement by the Selling Unitholder and (iii) the consummation by the Selling Unitholder of the transactions contemplated hereby or thereby do not and will not (A) conflict with or will conflict with or constitutes or will constitute a violation of the certificate of formation of the Selling Unitholder or

EXH 1.1-20

the Selling Unitholder LLC Agreement, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, license, loan agreement, lease or other agreement or instrument to which the Selling Unitholder is a party or by which its properties may be bound or (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over the Selling Unitholder or its properties in a proceeding to which it or its property is a party or is bound, except with respect to clauses (B) and (C) for any such conflicts, violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
i.No Consents. No consent of or with any court, governmental agency or body having jurisdiction over the Selling Unitholder or any of its properties or assets is required in connection with (i) the offering or sale of the Units to be sold by the Selling Unitholder as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement by the Selling Unitholder or (iii) the consummation of the transactions contemplated by this Agreement, except (A) for registration of the Units under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the FINRA in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made, (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on the consummation of the transactions contemplated by this Agreement, and (D) as described in the Registration Statement and the most recent Preliminary Prospectus.
j.No Material Misstatements or Omissions in the Registration Statement and Pricing Disclosure Package. The Selling Unitholder has reviewed the Registration Statement and the Pricing Disclosure Package and, although the Selling Unitholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of the Selling Unitholder that would lead the Selling Unitholder to believe that (i) as of the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein not misleading or (ii) as of the Applicable Time, the Pricing Disclosure Package contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this Section 2(j) apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Unitholder furnished in writing by or on behalf of the Selling Unitholder to the Partnership and the Representative expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Unitholder Information”). For the avoidance of doubt, each of the Partnership and the Representative acknowledges and agrees that for all purposes of this

EXH 1.1-21

Agreement, the only information furnished to the Partnership and the Representative by or on behalf of the Selling Unitholder expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendments or supplements thereto are the number of Units owned and the number of Units proposed to be offered by the Selling Unitholder, any information relating to the organizational structure of the Selling Unitholder and the beneficial ownership of the Units held by the Selling Unitholder under the caption “Selling Unitholder” in the Registration Statement, the Pricing Disclosure Package, the Prospectus, and the information appearing in the Pricing Disclosure Package and the Prospectus under the caption “Selling Unitholder,” and the term “Selling Unitholder Information” shall be limited to such information.
k.Not Prompted to Sell. The Selling Unitholder is not prompted to sell Units by any information concerning the Partnership that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
l.Stabilization. The Selling Unitholder and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.
m.No Distribution of Other Offering Materials. Such Selling Unitholder has not distributed and, prior to the later to occur of the final Delivery Date and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with this Agreement.
Any certificate signed by any officer of the Selling Unitholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units to be sold by the Selling Unitholder shall be deemed a representation and warranty by such Selling Unitholder, as to matters covered thereby, to each Underwriter.
3.    Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 5,300,000 Firm Units and the Selling Unitholder agrees to sell 3,700,000 Firm Units, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Common Units, as the Representative may determine.
In addition, the Selling Unitholder grants to the Underwriters an option to purchase up to 1,350,000 additional Option Units. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representative may determine) that bears the same proportion to the total number of Option Units to be

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sold on the applicable Option Units Delivery Date (as defined in Section 5) as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.
The purchase price payable by the Underwriters for the Firm Units shall be $37.4325 per Unit. The purchase price payable by the Underwriters for any Option Units purchased by the Underwriters shall be $37.4325 per Unit less an amount equal to any distributions declared by the Partnership and payable on each Firm Unit but not on such Option Units being purchased.
The Partnership and the Selling Unitholder are not obligated to deliver any of the Firm Units or Option Units, as applicable, to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.
4.    Offering of Units by the Underwriters. Upon authorization by the Representative of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.
5.    Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative, the Partnership and the Selling Unitholder. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Firm Units being sold by the Partnership and the Selling Unitholder to or upon the order of the Partnership and the Selling Unitholder by wire transfer in immediately available funds to the accounts specified by the Partnership and the Selling Unitholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership and the Selling Unitholder shall deliver the Firm Units through the facilities of DTC unless the Representative shall otherwise instruct.
The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Selling Unitholder by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representative, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time any Option Units are delivered is sometimes referred to as an “Option Units Delivery Date,” and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date.”

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Delivery of the Option Units by the Selling Unitholder and payment for the Option Units by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Selling Unitholder. On the Option Units Delivery Date, the Selling Unitholder shall deliver or cause to be delivered the Option Units to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the aggregate purchase price of the Option Units being sold by the Selling Unitholder to or upon the order of the Selling Unitholder by wire transfer in immediately available funds to the accounts specified by the Selling Unitholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Unitholder shall deliver the Option Units through the facilities of DTC unless the Representative shall otherwise instruct.
6.    Further Agreements by the Partnership Parties and the Underwriters. (a) The Partnership Parties jointly and severally covenant and agree with each of the Underwriters:
(i)    Preparation of Prospectus. To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly their best efforts to obtain its withdrawal.
(ii)    Copies of Registration Statement. To furnish promptly to each of the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

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(iii)    Copies of Documents. To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.
(iv)    Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representative, be required by the Securities Act or requested by the Commission.
(v)    Copies of Amendment or Supplement. Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing.
(vi)    Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative; provided that the prior written consent of the parties shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule IV hereto.
(vii)    Rule 433. To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus

EXH 1.1-25

to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
(viii)    Earnings Statement. As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Partnership’s security holders and to deliver to the Representative an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations.
(ix)    Blue Sky Laws. Promptly from time to time to take such action as the Representative may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
(x)    Lock-Up Period. For a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than (i) Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof; provided, that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 6(a)(x) for the remaining term of the Lock-Up Period, (ii) Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for any businesses that are acquired by the Partnership or its subsidiaries; provided, that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 6(a)(x) for the remaining term of the Lock-Up Period or (iii) Common Units or any securities that are convertible or exchangeable into Common Units pursuant to an effective registration statement that is filed after the date of the Prospectus pursuant to clause (C) below), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exercisable or exchangeable for Common Units, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the

EXH 1.1-26

registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8 or a registration statement solely relating to the entrance by the Partnership into a definitive agreement related to an acquisition by the Partnership or its subsidiaries; provided, that notwithstanding anything in this Agreement to the contrary, the prior approval of Barclays Capital Inc. shall be required in the event the Partnership files, or participates in the filing of, a registration statement during the Lock-Up Period prior to the entrance by the Partnership into a definitive agreement related to an acquisition) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters. In addition, the Partnership Parties shall cause each officer or director of the General Partner and unitholder of the Partnership set forth on Schedule V hereto to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

EXH 1.1-27

(xi)    Use of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”
(xii)    Stabilization. To not take, directly or indirectly, any action that constitutes, or that is designed to or reasonably would be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.
(xiii)    Necessary Actions. To do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.
(xiv)    EGC Status. The Partnership will promptly notify the Representative if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Units within the meaning of the Securities Act and (b) completion of the 45-day restricted period referred to in Section 6(a)(x) hereof.
(b)    Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by any Partnership Party with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this paragraph, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
7.    Further Agreements of the Selling Unitholder. The Selling Unitholder agrees:
(a)    During the Lock-Up Period, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than the Units), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters.

EXH 1.1-28

(b)    Neither the Selling Unitholder nor any person acting on behalf of the Selling Unitholder (other than, if applicable, the Partnership and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405), relating to the Units.
(c)    To deliver to the Representative prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-9.
8.    Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Units on the New York Stock Exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, reasonably incurred expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Partnership; and (j) all other reasonably incurred costs and expenses incident to the performance of the obligations of the Partnership Parties and the Selling Unitholder under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters and the Selling Unitholder shall pay the fees and expenses of its counsel.
9.    Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties and the Selling Unitholder contained herein, to the performance by the Partnership Parties and the Selling Unitholder of their respective obligations hereunder, and to each of the following additional terms and conditions:
(a)    Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Partnership shall have complied with all

EXH 1.1-29

filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
(b)    No Misstatements or Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which such statements were made) not misleading.
(c)    Authorization and Validity. All limited partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Organizational Agreements, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement (and any other transactions contemplated by this Agreement) shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership and the Selling Unitholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)    Partnership Entities’ Counsel Opinion. Latham & Watkins LLP, as counsel to the Partnership Entities and the Selling Unitholder, shall have furnished to the Representative its written opinion, 10b-5 statement and opinion regarding certain tax matters, each addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the forms attached hereto as Exhibit B-1, Exhibit B-2 and Exhibit B-3, respectively.
(e)    General Counsel Opinion. Brock M. Degeyter shall have furnished to the Representative his written opinion, as general counsel to the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit C.
(f)    Local Counsel Opinion. Richards, Layton & Finger P.A., shall have furnished to the Representative its written opinion, as special counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit D.
(g)    Underwriters’ Counsel Opinion. The Representative shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date,

EXH 1.1-30

with respect to the offering and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(h)    Comfort Letter. At the time of execution of this Agreement, the Representative shall have received from Deloitte & Touche, LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S‑X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(i)    Bring-Down Comfort Letter. With respect to the letter of Deloitte & Touche, LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(j)    Partnership Parties Officers’ Certificate. The Partnership Parties shall have furnished to the Representative a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of the General Partner as to such matters as the Representative may reasonably request, including, without limitation, a statement that:

EXH 1.1-31

(i)    The representations, warranties and agreements of the Partnership Parties in Section 1 are true and correct on and as of such Delivery Date, and the Partnership has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;
(ii)    No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and
(iii)    They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A)(1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
(k)    Selling Unitholder Officers’ Certificate. The Selling Unitholder shall have furnished to the Representative a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of the Selling Unitholder as to such matters as the Representative may reasonably request, including, without limitation, a statement that the representations, warranties and agreements of the Selling Unitholder contained herein are true and correct on and as of such Delivery Date and that the Selling Unitholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.
(l)    No Material Change. Except as described in the most recent Preliminary Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ capital or members’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

EXH 1.1-32

(m)    No Downgrading. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities or preferred stock.
(n)    No Other Changes. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, or the NYSE Amex or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement and clearance of such trading generally shall have been materially disrupted, or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in the Common Units shall have been suspended by the Commission or the New York Stock Exchange, (iii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, or (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
(o)    NYSE Listing. The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.
(p)    Lock-Up Agreements. The Lock-Up Agreements between the Representative and the officers and directors of the General Partner and the unitholders of the Partnership set forth on Schedule V, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
(q)    Other Certificates. On or prior to each Delivery Date, the Partnership Parties and the Selling Unitholder shall have furnished to the Underwriters such further certificates and documents as the Representative may reasonably request.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

EXH 1.1-33

10.    Indemnification and Contribution.
(a)    The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and selling agents of each Underwriter, each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of the Units as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing or the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein,

EXH 1.1-34

which information consists solely of the information specified in Section 10(g). The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any affiliate, director, officer, employee, selling agent or controlling person of that Underwriter.
(b)    The Selling Unitholder shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact concerning the Selling Unitholder furnished in writing to the Partnership by or on behalf of the Selling Unitholder, which information consists solely of the Selling Unitholder Information, expressly for use in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405), prepared by or on behalf of the Selling Unitholder or used or referred to by the Selling Unitholder in connection with the offering of the Units in violation of Section 7(b) (a “Selling Stockholder Free Writing Prospectus”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any Selling Stockholder Free Writing Prospectus, any material fact relating to the Selling Unitholder Information required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The liability of the Selling Unitholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds from the offering of the Units purchased under the Agreement received by the Selling Unitholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Unitholder may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.
(c)    Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Partnership Party, the Selling Unitholder, their respective directors, officers and employees, and each person, if any, who controls such Partnership Party or such Selling Unitholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which

EXH 1.1-35

such Partnership Party, such Selling Unitholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(g). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership Parties, the Selling Unitholder or any such director, officer, employee or controlling person.
(d)    Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure, and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, selling agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, selling agents and controlling persons shall have reasonably concluded that

EXH 1.1-36

there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided, however, that the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) chosen by the indemnified party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) except as provided by Section 10(f), be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
(e)    If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties and the Selling Unitholder, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties and the Selling Unitholder, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties and the Selling Unitholder, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties and the Selling Unitholder, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased

EXH 1.1-37

under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties, the Selling Unitholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties, the Selling Unitholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.
(f)    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(d) effected without its written consent if (i) such settlement, compromise or consent is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(g)    The Underwriters severally confirm and the Partnership Parties and the Selling Unitholder acknowledge and agree that the statements regarding delivery of the Common Units by the Underwriters set forth on the cover page, the statements in the first sentence of the first paragraph following the table under the caption “Underwriting—Commissions and Expenses,” and the paragraph relating to stabilization by the Underwriters under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids” in the most recent Preliminary Prospectus and the Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

EXH 1.1-38

11.    Defaulting Underwriters.
(a)    If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 11, purchases Units that a defaulting Underwriter agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.
(c)    If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Partnership or the Selling Unitholder, except that the Partnership

EXH 1.1-39

will continue to be liable for the payment of expenses as set forth in Sections 8 and 13 and except that the provisions of Section 10 shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership, the Selling Unitholder or any non-defaulting Underwriter for damages caused by its default.
12.    Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Partnership and the Selling Unitholder prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 9(l), 9(m) or 9(n) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.
13.    Reimbursement of Underwriters’ Expenses. If (a) the Partnership or the Selling Unitholder shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership and the Selling Unitholder will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership and the Selling Unitholder shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Partnership nor the Selling Unitholder shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
14.    Research Analyst Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties and the Selling Unitholder hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties or the Selling Unitholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties or the Selling Unitholder by such Underwriters’ investment banking divisions. The Partnership Parties and the Selling Unitholder acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
15.    No Fiduciary Duty. The Partnership Parties and the Selling Unitholder acknowledge and agree that in connection with this offering, the sale of the Units or any other services

EXH 1.1-40

the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Partnership Parties, the Selling Unitholder and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties or the Selling Unitholder, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties and the Selling Unitholder, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Partnership Parties or the Selling Unitholder shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties and the Selling Unitholder. The Partnership Parties and the Selling Unitholder hereby waive any claims that any of the Partnership Parties or the Selling Unitholder may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
16.    Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 10 hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and
(b)    if to any of the Partnership Parties, shall be delivered or sent by mail to the address of the Partnership set forth in the Registration Statement, Attention: Brock M. Degeyter (Fax: 214-462-7716).
(c)    if to the Selling Unitholder, shall be delivered or sent by mail or facsimile transmission to the Selling Unitholder at the address set forth on Schedule II hereto.
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties and the Selling Unitholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc..
17.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties, the Selling Unitholder and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties and the Selling Unitholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and selling agents of the Underwriters, each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of the Units as underwriters, and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in

EXH 1.1-41

Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
18.    Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties, the Selling Unitholder and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
19.    Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.
20.    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
21.    Waiver of Jury Trial. The Partnership Parties, the Selling Unitholder and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
22.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties and the Selling Unitholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
23.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
24.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature page follows]

EXH 1.1-42

If the foregoing correctly sets forth the agreement among the Partnership Parties, the Selling Unitholder and the Underwriters, please indicate your acceptance in the space provided for that purpose below.
Very truly yours,

SUMMIT MIDSTREAM PARTNERS, LP
By:    Summit Energy GP, LLC,
its General Partner

By: /s/ Steven J. Newby
Name: Steven J. Newby
Title: President and Chief Executive Officer

SUMMIT MIDSTREAM GP, LLC
By: /s/ Steven J. Newby
Name: Steven J. Newby
Title: President and Chief Executive Officer

SUMMIT MIDSTREAM HOLDINGS, LLC
By: /s/ Steven J. Newby
Name: Steven J. Newby
Title: President and Chief Executive Officer

SUMMIT MIDSTREAM PARTNERS HOLDINGS, LLC
By: /s/ Steven J. Newby
Name: Steven J. Newby
Title: President and Chief Executive Officer

Signature Page to Underwriting Agreement

Accepted:

BARCLAYS CAPITAL INC.

For itself and as Representative
of the several Underwriters named
in Schedule I hereto

BARCLAYS CAPITAL INC.

By: /s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Number of Firm Units
Barclays Capital Inc.	1,530,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,260,000
Morgan Stanley & Co. LLC.	1,260,000
Deutsche Bank Securities Inc.	990,000
RBC Capital Markets, LLC	990,000
Citigroup Global Markets Inc.	720,000
Goldman, Sachs & Co.	720,000
Wells Fargo Securities, LLC	720,000
Robert W. Baird & Co. Incorporated	540,000
BB&T Capital Markets, a division of BB&T Securities, LLC	270,000
Total	9,000,000

Schedule I

SCHEDULE II

Name and Address of Selling Unitholder	Number of Firm Units	Number of Option Units
Summit Midstream Partners Holdings, LLC 2100 McKinney Avenue Suite 1250 Dallas, Texas 75201	3,700,000	1,350,000
Total	3,700,000	1,350,000

Schedule II

SCHEDULE III
ORALLY CONVEYED PRICING INFORMATION

Number of Units:	9,000,000 Firm Units or, if the Underwriters exercise in full their option to purchase additional Units granted in Section 3 hereof, 10,350,000 Units
Public offering price

for the Units:	$38.75 per Unit

Schedule III

SCHEDULE IV
Issuer Free Writing Prospectus included in Pricing Disclosure Package: Term Sheet of Summit Midstream Partners, LP, dated March 11, 2014, filed with the Securities and Exchange Commission on March, 12, 2014
Issuer Free Writing Prospectus not included in Pricing Disclosure Package: Electronic roadshow as made available on http://www.netroadshow.com.

Schedule IV

SCHEDULE V
PERSONS DELIVERING LOCK-UP AGREEMENTS
Steven J. Newby
Matthew S. Harrison
Brad N. Graves
Rene L. Casadaban
Brock M. Degeyter
Thomas K. Lane
Curtis A. Morgan
Jerry L. Peters
Jeffrey R. Spinner
Susan Tomasky
Christopher Leininger
Robert M. Wohleber
Scott A. Rogan

Schedule V

SCHEDULE VI
LIST OF JURISDICTIONS OF FOREIGN QUALIFICATION

Entity	Jurisdiction of Formation	Foreign Qualifications
Summit Midstream Partners, LP	Delaware	Texas; Georgia
Summit Midstream GP, LLC	Delaware	Texas; Georgia
Summit Midstream Partners, LLC	Delaware	Colorado; Georgia; Texas; Utah; West Virginia; Wyoming
Summit Midstream Partners Holdings, LLC	Delaware	Colorado; North Dakota
Summit Midstream Holdings, LLC	Delaware	Colorado; Georgia; Texas
Grand River Gathering, LLC	Delaware	Colorado
DFW Midstream Services LLC	Delaware	Texas; West Virginia
Bison Midstream, LLC	Delaware	North Dakota

EXHIBIT A
LOCK-UP LETTER AGREEMENT
BARCLAYS CAPITAL INC.

As Representative of the several
Underwriters named in Schedule I

c/o Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:
The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), Summit Midstream GP, LLC, a Delaware limited liability company, Summit Midstream Holdings, LLC, a Delaware limited liability company, and Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (the “Selling Unitholder”), providing for the purchase by the Underwriters from the Partnership and the Selling Unitholder of common units representing limited partner interests of the Partnership (“Common Units”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).
In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units (other than (A) transfers of Common Units as bona fide gifts; provided that in the case of any such transfer, each donee shall execute and deliver to the Representative a lock-up letter in the form of this agreement; and provided, further, that no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 following the end of the calendar year in which such transfer occurred, which indicates that such transfer is a bona fide gift), (B) Common Units

Exhibit A-1

disposed of to satisfy any tax or other governmental withholding obligation, through cashless surrender, with respect to any award of equity-based compensation pursuant to the long-term incentive plan of the Partnership described in the Registration Statement, the Pricing Disclosure Package and the Prospectus in effect as of the Effective Date and (C) the sale of Common Units pursuant to a trading plan under Rule 10b5-1 of the Exchange Act, in existence on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus relating to the Offering (such 45-day period, the “Lock-Up Period”).
In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
It is understood that, if the Partnership and the Selling Unitholder notify the Underwriters that they do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
The undersigned understands that the Partnership, the Selling Unitholder and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership, the Selling Unitholder and the Underwriters.
[Signature page follows]

Exhibit A-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
Very truly yours,
By:______________________________
Name:
Title:
Dated: _______________

Signature page to Lock-up Letter Agreement

EXHIBIT B-1
FORM OF OPINION OF LATHAM & WATKINS LLP
1.    The Partnership is a limited partnership duly formed under the Delaware LP Act with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, such counsel confirms that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the states set forth opposite its name on Annex I hereto.
2.    The General Partner is a limited liability company duly formed under the Delaware LLC Act with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Partnership as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, such counsel confirms that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the states set forth opposite its name on Annex I hereto.
3.    Summit Midstream is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, such counsel confirms that Summit Midstream is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the states set forth opposite its name on Annex I hereto.
4.    Each of DFW, Grand River and Bison is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, such counsel confirms that each of the Covered Subsidiaries DFW, Grand River and Bison is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the states set forth opposite its name on Annex I hereto.
5.    The Units to be issued and sold by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when issued to and paid for by you and the other Underwriters in accordance with the terms of this Agreement, will be validly issued and free of preemptive rights arising from the Partnership Agreement and the Partnership's certificate of

Exhibit B-1-1

limited partnership. The Units to be sold by the Selling Unitholder pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited liability company action of the Selling Unitholder and are validly issued and free of preemptive rights arising from the Partnership Agreement and the Partnership’s certificate of limited partnership. Under the Delaware LP Act, purchasers of the Units will have no obligation to make further payments for their purchase of the Units or contributions to the Partnership solely by reason of their ownership of the Units or their status as limited partners of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.
6.    The execution, delivery and performance of this Agreement by each of the Partnership Parties and the Selling Unitholder have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, of each of the Partnership Parties and the Selling Unitholder, and this Agreement has been duly executed and delivered by each of the Partnership Entities and the Selling Unitholder.
7.    The execution and delivery of this Agreement by each of the Partnership Parties and the Selling Unitholder, the issuance and sale of the Units by the Partnership and the sale of the Units by the Selling Unitholder to the Representative and the other Underwriters pursuant to the Underwriting Agreement, do not on the date hereof:

(i)	violate the Organizational Documents, the Selling Unitholder LLC Agreement or the certificate of formation of the Selling Unitholder; or

(ii)	result in the breach of or a default under any agreements listed on Annex II;[1] or

(iii)	violate any federal, Texas or New York statute, rule or regulation applicable to the Partnership Entities or the Selling Unitholder, the Delaware LP Act or the Delaware LLC Act; or

(iv)
require any consents, approvals, or authorizations to be obtained by the Partnership Entities or the Selling Unitholder from, or any registrations, declarations or filings to be made by the Partnership Entities with, any governmental authority under any federal, Texas or New York statute, rule or regulation applicable to the Partnership Entities or the Selling Unitholder or the Delaware LP Act or the Delaware LLC Act on or prior to the date hereof that have not been obtained or made.

8.    The Registration Statement has become effective under the Securities Act. With the consent of the Underwriters, based solely upon review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at [8:30 a.m.] Eastern Time on March 17, 2014, such counsel confirms that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Securities Act and the Prospectus has been
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1 Note: Annex II should list all exhibits to the Registration Statement, all exhibits to the documents incorporated by reference into the Registration Statement and the Selling Unitholder Credit Agreement.

Exhibit B-1-2

filed in accordance with Rule 424(b) and 430B under the Securities Act and the Issuer Free Writing Prospectus identified in such counsel’s opinion (the “Specified IFWP”) has been filed in accordance with Rule 433(d) under the Act.
9.    The Registration Statement at March 11, 2014, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no view with respect to Regulation S‑T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the Form T-1. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and the Prospectus are correct and complete.
10.    The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Summary—The Offering,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of Our Common Units” and “The Partnership Agreement” insofar as they purport to constitute a summary of the terms of the Common Units, the Subordinated Units or the incentive distribution rights of the Partnership (the “IDRs”) are accurate descriptions or summaries in all material respects.
11.    The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of Our Common Units,” “The Partnership Agreement” and “Investment in Summit Midstream Partners, LP by Employee Benefits Plans,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws or the Delaware LP Act or the Delaware LLC Act referred to therein, are accurate descriptions or summaries in all material respects.
12.    With the consent of the Underwriters, based solely upon a review on the date hereof of the General Partner LLC Agreement, all of the issued and outstanding limited liability company interests of the General Partner (the “GP Membership Interests”) are owned of record by the Selling Unitholder. The issuance and sale of the GP Membership Interests has been duly authorized by all necessary limited liability company action of the General Partner, and such GP Membership Interests have been validly issued in accordance with the General Partner LLC Agreement. Under the Delaware LLC Act, the Selling Unitholder will have no obligation to make further payments for its ownership of the GP Membership Interests or contributions to the General Partner solely by reason of its ownership of the GP Membership Interests or its status as the sole member of the General Partner and no personal liability for the debts, obligations and liabilities of the General Partner, whether arising in contract, tort or otherwise, solely by reason of being the sole member of the General Partner. With the consent of the Underwriters, based solely upon a review of the lien searches attached as an exhibit to such counsel’s opinion (the “Lien Search”), such counsel confirms that the GP Membership Interests are free and clear of Liens (as defined in such counsel’s opinion), other than those (i) created by or arising under the Delaware LLC Act or the General Partner LLC Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion or

Exhibit B-1-3

(iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
13.    With the consent of the Underwriters, based solely upon a review on the date hereof of the Partnership Agreement and certain resolutions of the board of directors of the General Partner, the General Partner is the sole general partner of the Partnership, and the 2.0% general partner interest in the Partnership (the “General Partner Interest”) and all of the outstanding IDRs of the Partnership (together with the General Partner Interest, the “GP Ownership Interests”) are owned of record by the General Partner. The issuance and sale of the GP Ownership Interests have been duly authorized by all necessary limited partnership action of the Partnership, and such GP Ownership Interests have been validly issued in accordance with the Partnership Agreement. Under the Delaware LP Act, the General Partner will have no obligation to make further payments for its ownership of the IDRs or contributions to the Partnership solely by reason of its ownership of the IDRs. With your consent, based solely upon a review of the Lien Search, such counsel confirms that the GP Ownership Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
14.    With the consent of the Underwriters, based solely upon a review on the date hereof of the Midstream LLC Agreement, all of the issued and outstanding limited liability company interests of Summit Midstream (the “Summit Midstream Membership Interests”) are owned of record by the Partnership. The issuance and sale of the Summit Midstream Membership Interests have been duly authorized by all necessary limited liability company action of Summit Midstream, and such Summit Midstream Membership Interests have been validly issued in accordance with the Midstream LLC Agreement. Under the Delaware LLC Act, the Partnership will have no obligation to make further payments for its ownership of the Summit Midstream Membership Interests or contributions to Summit Midstream solely by reason of its ownership of the Summit Midstream Membership Interests or its status as the sole member of Summit Midstream and no personal liability for the debts, obligations and liabilities of Summit Midstream, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Summit Midstream. With the consent of the Underwriters, based solely upon a review of the Lien Search, such counsel confirms that the Summit Midstream Membership Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the Midstream LLC Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
15.    With the consent of the Underwriters, based solely upon a review on the date hereof of the DFW LLC Agreement, all of the issued and outstanding limited liability company interests in DFW (the “DFW Interests”) are owned of record by Summit Midstream. The issuance and sale of the DFW Interests have been duly authorized by all necessary limited liability company action of DFW, and the DFW Interests have been validly issued in accordance with the DFW LLC Agreement. Under the Delaware LLC Act, Summit Midstream will have no obligation to make further payments for its ownership of the DFW Interests, or contributions to DFW solely by reason of its ownership of the DFW Interests or its

Exhibit B-1-4

status as a member of DFW and no personal liability for the debts, obligations and liabilities of DFW, whether arising in contract, tort or otherwise, solely by reason of being a member of DFW. With the consent of the Underwriters, based solely upon a review of the Lien Search, such counsel confirms that the DFW Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the DFW LLC Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
16.    With the consent of the Underwriters, based solely upon a review on the date hereof of the limited liability company agreement of Grand River, all of the issued and outstanding limited liability company interests of Grand River (the “Grand River Interests”) are owned of record by Summit Midstream. The issuance and sale of the Grand River Interests have been duly authorized by all necessary limited liability company action of Grand River, and such Grand River Interests have been validly issued in accordance with the limited liability company agreement of Grand River. Under the Delaware LLC Act, Summit Midstream will have no obligation to make further payments for its ownership of the Grand River Interests or contributions to Grand River solely by reason of its ownership of the Grand River Interests or its status as the sole member of Grand River and no personal liability for the debts, obligations and liabilities of Grand River, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Grand River. With the consent of the Underwriters, based solely upon a review of the Lien Search, such counsel confirms that the Grand River Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the Grand River LLC Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
17.    With the consent of the Underwriters, based solely upon a review on the date hereof of the limited liability company agreement of Bison, all of the issued and outstanding limited liability company interests of Bison (the “Bison Interests”) are owned of record by Summit Midstream. The issuance and sale of the Bison Interests have been duly authorized by all necessary limited liability company action of Bison, and such Bison Interests have been validly issued in accordance with the limited liability company agreement of Bison. Under the Delaware LLC Act, Summit Midstream will have no obligation to make further payments for its ownership of the Bison Interests or contributions to Bison solely by reason of its ownership of the Bison Interests or its status as the sole member of Bison and no personal liability for the debts, obligations and liabilities of Bison, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Bison. With the consent of the Underwriters, based solely upon a review of the Lien Search, such counsel confirms that the Bison Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the Bison LLC Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
18.    With your consent, based solely upon a review on the closing date of the Partnership Agreement, the books and records of the Partnership and certain resolutions of the board of directors of

Exhibit B-1-5

the General Partner, after giving effect to the issuance and sale of the Units pursuant to this Agreement, the issued and outstanding partnership interests of the Partnership consist of 34,379,866 Common Units, 24,409,850 Subordinated Units, the General Partner Interest, the IDRs and the limited partner interests in the Partnership issued pursuant to the Partnership’s long-term incentive plan.
19.    None of the Partnership Entities is, and immediately after giving effect to the sale of the Units in accordance with this Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds” will be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
20.    With the consent of the Underwriters, based solely upon a review on the date hereof of the limited liability company agreement of the Selling Unitholder, all of the issued and outstanding limited liability company interests of the Selling Unitholder (the “Selling Unitholder Interests”) are owned of record by Summit Investments. The issuance and sale of the Selling Unitholder Interests have been duly authorized by all necessary limited liability company action of the Selling Unitholder, and such Selling Unitholder Interests have been validly issued in accordance with the limited liability company agreement of the Selling Unitholder. Under the Delaware LLC Act, Summit Investments will have no obligation to make further payments for its ownership of the Selling Unitholder Interests or contributions to the Selling Unitholder solely by reason of its ownership of the Selling Unitholder Interests or its status as the sole member of the Selling Unitholder and no personal liability for the debts, obligations and liabilities of the Selling Unitholder, whether arising in contract, tort or otherwise, solely by reason of being the sole member of the Selling Unitholder. With the consent of the Underwriters, based solely upon a review of the Lien Search, such counsel confirms that the Selling Unitholder Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the Selling Unitholder LLC Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
21.    Upon indication by book entry that the securities listed on Schedule II to the Agreement (the “Securities”) have been credited to a securities account maintained by the Representative at the Depository Trust Company (“DTC”) and payment therefor in accordance with the Agreement, the Representative will acquire a security entitlement on behalf of the several Underwriters with respect to such Securities and, under the Uniform Commercial Code as in effect on the date hereof in the State of New York, an action based on an adverse claim to the Securities, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Representative with respect to such security entitlement.

Exhibit B-1-6

Annex I

Entity	Jurisdiction of Formation	Foreign Qualifications
Summit Midstream Partners, LP	Delaware	Texas Georgia
Summit Midstream GP, LLC	Delaware	Texas Georgia
Summit Midstream Holdings, LLC	Delaware	Colorado Georgia Texas
Grand River Gathering, LLC	Delaware	Colorado
DFW Midstream Services LLC	Delaware	Texas; West Virginia
Bison Midstream, LLC	Delaware	North Dakota
Summit Midstream Partners Holdings, LLC	Delaware	Colorado; North Dakota

Exhibit B-1-7

EXHIBIT B-2
FORM OF 10B-5 OPINION OF LATHAM & WATKINS LLP
The primary purpose of such counsel’s professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the pricing information attached as Schedule III to this Agreement (the “Pricing Information Annex”), the Prospectus or the Incorporated Documents2 (except to the extent expressly set forth in the numbered paragraphs 10 and 11 of such counsel’s letter to the Underwriters of even date and in such counsel’s letter to the Underwriters of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Partnership and the Selling Unitholder in connection with the preparation by the Partnership of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, and the Prospectus, such counsel has reviewed the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Partnership Entities, the independent public accountants for the Partnership, representatives of the Underwriters, and the Underwriters’ counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus and related matters were discussed. Such counsel also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Partnership and others as to the existence and consequence of certain factual and other matters.
Based on such counsel’s participation, review and reliance as described above, such counsel advises the Underwriters that no facts came to their attention that caused them to believe that:

(a)
the Registration Statement, at the Effective Date, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)
the Preliminary Prospectus, as of __:__ p.m. Eastern time on March 11, 2014, and the Incorporated Documents, when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted

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2 “Incorporated Documents” means “the reports filed by the Partnership with the Commission and, in each case giving effect to Rule 412 under the Act, incorporated in the Registration Statement, the Preliminary Prospectus, or the Prospectus by reference”

Exhibit B-2-1

to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)
the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus, the Incorporated Documents or the Form T-1.

Exhibit B-2-2

EXHIBIT B-3
FORM OF TAX OPINION OF LATHAM & WATKINS LLP
Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement and the Prospectus, our opinion that is filed as an exhibit to the current report on Form 8-K of the Partnership is confirmed, and you may rely upon such opinion as if it were addressed to you.

Exhibit B-3-1

EXHIBIT C
FORM OF OPINION OF BROCK M. DEGEYTER
1.    The Selling Unitholder is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, such counsel confirms that the Selling Unitholder is validly existing and in good standing under the laws of the State of Delaware.
2.     None of (a) the offering, issuance or sale of the Units to be sold by the Partnership under this Agreement, (b) the sale of the Units to be sold by the Selling Unitholder under this Agreement, (c) the execution, delivery and performance of this Agreement by the Partnership Parties and the Selling Unitholder or (d) the consummation of the transactions contemplated by this Agreement (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control, or a default (or an event that, with notice or lapse of time or both, would constitute such an event) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities or the Selling Unitholder is a party or by which any of them or any of their respective properties may be bound (excluding the agreements listed on Annex I;3); (ii) result in the creation of any security interest in, or Lien upon, any property or assets of any of the Partnership Entities or (iii) violates or will violate any order, judgment, decree or injunction known to such counsel of any court or governmental agency or Delaware, Texas or federal body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound, except for such conflicts, violations, breaches or defaults or Liens that, individually or in the aggregate, have not materially impaired and will not materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement.
3.    None of (a) the execution, delivery and performance of the Purchase Agreement by the Partnership and the Selling Unitholder or (b) the consummation of the transactions contemplated by the Purchase Agreement (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control, or a default (or an event that, with notice or lapse of time or both, would constitute such an event) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities or the Selling Unitholder is a party or by which any of them or any of their respective properties may be bound; (ii) result in the creation of any security interest in, or Lien upon, any property or assets of any of the Partnership Entities or (iii) violates or will violate any order, judgment, decree or injunction known to such counsel of any court or governmental agency or Delaware, Texas or federal body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound, except for such conflicts, violations, breaches or defaults or Liens that, individually or in the aggregate,
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3 Note: Annex I should list all documents included in Latham’s opinion.

Exhibit C-1

have not materially impaired and will not materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement.
4.    Except as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no profits interests or other equity interests options, warrants, preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.
5.    To the knowledge of such counsel, there are no (a) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus but are not so described as required by the Securities Act or (b) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.
In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the General Partner and the Partnership and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to federal laws and the laws of the State of Texas and (iv) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local tax statutes to which any of the Partnership Entities may be subject.
In addition, such counsel shall state that (A) Latham & Watkins LLP and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to him on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon by the Underwriters and its counsel only in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

Exhibit C-2

EXHIBIT D
FORM OF OPINION OF RICHARDS, LAYTON & FINGER
1.    The Partnership Agreement constitutes a valid and binding obligation of the General Partner, and is enforceable against the General Partner, in its capacity as general partner of the Partnership, in accordance with its terms.
2.    The General Partner LLC Agreement constitutes a valid and binding obligation of the Selling Unitholder, and is enforceable against the Selling Unitholder, in its capacity as member of the General Partner, in accordance with its terms.
3.    The DFW LLC Agreement constitutes a valid and binding obligation of Summit Midstream and DFW, and is enforceable against Summit Midstream, in its capacity as a member of DFW, and DFW in accordance with its terms.
4.    The Grand River LLC Agreement constitutes a valid and binding obligation of Summit Midstream, and is enforceable against Summit Midstream, in its capacity as member of Grand River, in accordance with its terms.
5.    The Bison LLC Agreement constitutes a valid and binding obligation of Summit Midstream, and is enforceable against Summit Midstream, in its capacity as member of Bison, in accordance with its terms.
6.    The Midstream LLC Agreement constitutes a valid and binding obligation of the Partnership, and is enforceable against the Partnership, in its capacity as member of Summit Midstream, in accordance with its terms.

Exhibit D-1